SULLIVAN & WORCESTER LLP
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                           BOSTON, MASSACHUSETTS 02109
                                 (617) 338-2800
                              FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151

                                                                       EXHIBIT 5

                                                   August 7, 1998



Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111


Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Iron Mountain Incorporated, a Delaware corporation (the "Company"), of an additional 900,000 shares of its Common Stock, par value $.01 per share ("Common Stock"), which are to be offered by the Company pursuant to the provisions of the Company's 1995 Stock Incentive Plan (the "1995 Plan") (all such shares being referred to herein as the "Registered Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         This opinion is limited to the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the 1995 Plan and the options or other rights granted thereunder, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

Iron Mountain Incorporated
August 7, 1998
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                /s/ Sullivan & Worcester LLP

                                SULLIVAN & WORCESTER LLP